Amended
                                   Schedule A
                             To Management Agreement
                                     Between
                            Accessor Funds, Inc. and
                         Accessor Capital Management LP
                                February 12, 2004
                              Amended May 21, 2004
                            Amended February 16, 2007

                                                Management Fee (as a percentage
  Fund                                           of average daily net assets)

  Growth                                                            0.45%
  Value                                                             0.45%
  Small to Mid Cap                                                  0.60%
  International Equity                                              0.55%
  High Yield Bond                                                   0.36%
  Intermediate Fixed-Income                                         0.33%
  Short-Intermediate Fixed-Income                                   0.33%
  Mortgage Securities                                               0.36%
  U.S. Government Money                                             0.08%
  Limited Duration U.S. Government                                  0.12%
  Total Return                                                      0.12%

  The fees are to be computed daily and paid monthly.